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                       FOOD INTEGRATED TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                                                      EXHIBIT 11
                             YEAR ENDED OCTOBER 31,
                                              1995               1996
                                              ----               ----
Weighted average common shares
     outstanding                            2,504,435         2,062,323

Weighted average common shares
     issued                                      --                  --

Treasury shares purchased                    (477,775)               --

Treasury shares sold                           51,000                --
                                            ---------       -----------

Weighted average common shares
     outstanding                            2,077,660         2,062,323
                                           ==========       ===========




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